Exhibit 99.1

FOR IMMEDIATE RELEASE

Cidara Therapeutics Announces Offering
of Common Stock and Warrants

Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing novel anti-infectives including immunotherapies, today announced that it has entered into a securities purchase agreement with certain investors providing for the purchase and sale, in a registered direct offering, of up to an aggregate of $120.0 million of its common stock, in three closings. Cidara will offer 10,638,297 shares of common stock in the first closing of the offering at a price of $4.70 per share, for aggregate gross proceeds to Cidara of approximately $50.0 million, before deducting fees to the placement agents and other estimated offering expenses payable by Cidara. The first closing of the offering is expected to close on or about May 23, 2018, subject to customary closing conditions.

In the second closing of the offering, Cidara may sell up to an additional $50.0 million of shares of common stock to investors who purchased at least $1.0 million of shares of common stock in the first closing of the offering (the “Major Purchasers”) at a purchase price per share that is equal to 75% of the volume weighted average price of the common stock for the five trading days following Cidara’s public release of Part B topline data from its STRIVE global, randomized Phase 2 clinical trial of rezafungin, provided that Cidara will not be obligated to complete the second closing of the offering if the purchase price is less than $4.70 per share. At Cidara’s option, and prior to the completion of the second closing, Cidara may reduce the aggregate offering size of the second closing by the dollar amount received by Cidara from any (i) strategic partnership or other non-dilutive source of funding or (ii) sale of equity securities at a price greater than $6.81 per share.

In an optional third closing, which would be held five trading days following the second closing, purchasers who fully participate in the second closing may, at their option, purchase up to an additional $20.0 million of common stock at a purchase price per share equal to the purchase price of the shares purchased at the second closing. At Cidara’s option, and prior to the completion of the third closing, Cidara may reduce the aggregate offering size of the third closing by the dollar amount received by Cidara from any (i) strategic partnership or other non-dilutive source of funding or (ii) sale of equity securities at a price greater than $6.81 per share.

Cidara will also offer to any purchasers in the offering the opportunity to purchase Series X convertible preferred stock (“Series X Preferred Stock”) in lieu of purchasing common stock. For each share of Series X Preferred Stock purchased in the offering in lieu of common stock, Cidara will reduce the number of shares of common stock being sold by 10 shares.

In a private placement concurrent with the first closing of the offering, Cidara is also selling to the Major Purchasers warrants, at a purchase price of $0.125 per share subject to each such warrant, to purchase an aggregate of 12,5000,000 shares of common stock. In a private placement to be held concurrently with the optional third closing, the Company would sell warrants to purchase an aggregate of up to 2,500,000 shares of common stock to the Major Purchasers who purchase common stock in such closing, at a purchase price of $0.125 per share subject to each such warrant. The warrants will be exercisable immediately for cash, at an exercise price of $6.81 per share. The warrants issued concurrently with the first closing of the offering will expire five years from the date of the first closing, subject to certain conditions. The warrants issued concurrently with the third closing of the offering will expire five years from the date of the third closing of the offering.

The offering was led by Biotechnology Value Fund, L.P. and certain of its affiliates, with participation from other new and existing investors, including Jeffrey Stein, Cidara’s President and Chief Executive Officer.

Citigroup Global Markets Inc. and Cantor Fitzgerald & Co. are acting as co-lead placement agents for the offering on a “reasonable best efforts” basis.

The common stock and Series X Preferred Stock described above are being offered by Cidara pursuant to a shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on May 20, 2016, and was declared effective on June 1, 2016 (File No. 333-211472). A prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website at http://www.sec.gov or may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1-800-831-9146; or from Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cidara Therapeutics

Cidara is a clinical-stage biotechnology company focused on developing new anti-infectives that have the potential to transform the standard of care and save or improve patients’ lives. The company is currently advancing its novel echinocandin antifungal, rezafungin acetate, formerly known as CD101 IV, through late stage clinical trials, and developing its antibody-drug conjugates for the treatment of multi-drug resistant Gram-negative bacterial infections. Rezafungin is the only once-weekly product candidate in development for the treatment and prevention of life-threatening invasive fungal infections. Cidara is developing its antibody-drug conjugates as part of its novel Cloudbreak™ platform, the first immunotherapy discovery platform designed specifically to create compounds that directly kill pathogens and also direct a patient’s immune cells to attack and eliminate bacterial, fungal or viral pathogens. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

Forward Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about Cidara’s expectations regarding the completion, timing and size of its offering. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the first closing of the offering, Cidara’s ability to consummate the second closing of the offering and the optional third closing of the offering, Cidara’s ability to release Part B topline data from its STRIVE clinical trial of rezafungin, as well as risks and uncertainties associated with Cidara’s business and finances in general, including the risks and uncertainties in the section captioned “Risk Factors” in the prospectus supplement related to the offering to be filed with the SEC and in Cidara’s Annual Report on Form 10-K for the year ended December 31, 2017. There can be no assurance that we will be able to complete the offering on the anticipated terms or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Cidara undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

INVESTOR CONTACT:
Robert H. Uhl
Westwicke Partners, LLC
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

MEDIA CONTACT:
Mike Beyer
Sam Brown Inc.
(312) 961-2502
mikebeyer@sambrown.com
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